CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in the Registration Statement on Form SB-2 and post-effective Amendment No. 2 to Form SB-2 (File No. 0-28223) of our report dated March 30, 2000 relating to the consolidated financial statements of Meridian USA Holdings, Inc. and subsidiary as of December 31, 1999 and for the years ended December 31, 1999 and 1998 and the reference to our firm under the caption "Experts" in the Registration Statement and post-effective Amendment No. 2.


     /s/  Feldman  Sherb  &  Co.,  P.C.
     Certified  Public  Accountants


New  York,  New  York
January  31,  2001